LOAN PARTICIPATION CERTIFICATE AND AGREEMENT


        THIS PARTICIPATION AGREEMENT is entered into as of this 1st day of May, 1997 (the "Agreement") by and between BANDO McGLOCKLIN SMALL BUSINESS LENDING CORPORATION (the "Company") and SECURITY BANK, SSB (the "Bank").

                                R E C I T A L S:

        WHEREAS, the Company has entered into Commitment and Loan Agreements (each a "Loan Agreement" and collectively the "Loan Agreements") with those persons listed on Exhibit A (each a "Borrower" and collectively the "Borrowers"), pursuant to which, among other things, the Company made loans to Borrowers evidenced by each Borrower's Note in the principal amount, at the interest rate, dated and maturing on the date all as listed on Exhibit A (each a "Note" and collectively the "Notes"); and

        WHEREAS, the Bank desires to purchase from the Company, and the Company desires to sell, a participation in the Loan Agreements, the Notes and all other legal documents and instruments creating or evidencing the Company's loan (each a "Loan" and collectively the "Loans") to the Borrower and all other legal documents and instruments securing or guarantying the same (collectively, the "Loan Documents"), subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

             (a)  "Participant" means the Company and the Bank.

             (b) "Participation" of a Participant means the undivided interest of such Participant in the Note and Loan.

        2. Sale, etc. The Company hereby sells, transfers and assigns and the Bank hereby agrees to purchase from the Company, an undivided Participation in the Notes and Loan Documents (in the amounts which are listed on Exhibit A) for the aggregate amount of $21,811,236.88, the receipt of which is hereby acknowledged by the Company. The Company retains a Participation in the Note and Loan, which is and shall remain subordinate to the Bank's rights and interest in the Loan and Loan Documents and to Bank's full recovery of its participation, including any interest or other amounts due in connection therewith. The Company will deliver to Firstar Trust company, Milwaukee, Wisconsin ("Document Custodian") the original Loan Documents, as agent for the Participants, subject to the rights and duties herein described retained by the Company.

        The Bank shall be entitled to interest on the aggregate amount of its Participation at the rate of 7.90% per annum, payable in arrears on the 10th day of each calendar month commencing on the 10th day of the first calendar month following the date hereof and continuing on the 10th day of each calendar month until June 30, 1997. Subsequent to an event of default in the payment of any funds due on any Note, the Bank shall be entitled to interest on the aggregate amount of its Participation at the rate of 2.0% above the rate otherwise in effect for the period that the default is left uncured. Interest shall be determined on a daily basis using the exact amount invested or remaining invested in the Participation, including amounts due to be paid the Bank under Section 3 hereof, but not yet received by the Bank. All computation of interest shall be made on the basis of a year of 360 days, composed of 12 months of 30 days in each month, using the actual number of days occurring for any partial month for which such interest is payable. For the month beginning July 1, 1997 and for each successive month thereafter, the interest rate shall be equal to the one month London Interbank Offered Rate plus 1.5%. The one month London Interbank Offered Rate means the rate published in The Wall Street Journal on the first business day of each month.

        The Company shall furnish the Bank a written computation of interest with each payment of interest, provided, however, that the Bank shall make the final determination of interest, which determination shall be conclusive and binding, absent manifest error.

        The Company shall pay a late payment fee equal to 5% of the amount of any payment of interest, principal or other amounts due the Bank that is not paid when due on any such late payments accepted by the Bank.

        In the event that (i) the Company offers to repurchase, and the Bank agrees to resell, any Note or Notes to the Company for the full amount of the Bank's Participation, (ii) there is a payment in full prior to maturity of any Note, or (iii) there is a payment in full of any Note upon its stated maturity which occurs on or before July 1, 2000, then the Bank agrees that, subject to the Bank's approval of the Loan, it will purchase and the Company agrees that it will sell, an additional Note or Notes for an amount not to exceed in the aggregate the amount of the Bank's Participation that is repurchased by the Company or that has been repaid by the Borrower to the Company.

        In the event that there is a payment in full of any Note at or prior to its stated maturity as provided in the preceding paragraph, the Bank agrees that, subject to the Bank's approval of the Loan, it will purchase and the Company agrees that it will sell an eightyfive percent (85%) undivided Participation in an additional Note or Notes for an amount not to exceed in the aggregate the amount of the Bank's Participation that is paid at maturity within five (5) years from the date hereof or is prepaid by the Borrower to the Company, provided that:

             The Company shall provide to the Bank not less than five (5) Business Days prior to the Company's receipt of the prepayment from the Borrower:

                  a) an Officer's Certificate setting forth the original
             principal amount of the Note being paid or prepaid, the stated maturity of the Note being prepaid, the amount being paid, and the interest rate for said Note as of the date of payment; and

                  b) an Officer's Certificate setting forth the original
             principal balance of the Note (or Notes) to be purchased by the Bank, the stated maturity of the Note (or Notes) to be purchased by the Bank, the then-current principal balance of the Note (or Notes) to be purchased by the Bank, and the then-current interest rate for said Note (or Notes).

        The Company may, at any time, repurchase any Note or Notes for the full amount of the Bank's Participation in such Note or Notes, together with any interest accrued thereon pursuant to Section 2 hereof. In the event that the Company exercises its option to repurchase any Note or Notes pursuant to this agreement, then: a) the Company shall pay to the Bank on the date of the repurchase, a repurchase premium equal to 1.5% of the Bank's Participation in such Note or Notes; and (ii) the Bank shall be under no obligation to purchase an additional Note or Notes in substitution therefor.

        3.  Collection and Allocation of Payments.

             (a) All payments on account of principal, together with any release fees, condemnation awards, renewal or extension fees, insurance proceeds, payments received from guarantors or sureties, proceeds of setoff and all proceeds of collection or from the sale or liquidation of collateral for any Note (together, "Collections") and all payments of interest received by the Company shall be allocated to, and paid by the Company to the Bank as hereinafter set forth. On the tenth (10th) day of each month, the Company agrees to remit to the Bank:

             (i) Interest in the amount determined under Section 2 hereof for the preceding month just ended, including interest on any amount of interest not paid when due;

             (ii) Eightyfive percent (85%) of any prepayment penalties or fees on the Notes;

             (iii) Eightyfive percent (85%) of Collections prior to maturity of the Notes received during the preceding month just ended; and

             (iv) One hundred percent (100%) of Collections after maturity of the Notes (whether by acceleration or otherwise) received during the preceding month just ended, up to a maximum of the Bank's
        Participation therein.

   In the event that all payments of principal received by the Company on any Note, including all Collections, are not sufficient to repay the balance of the Bank's Participation in any such Note, the Company agrees to repurchase the unpaid principal balance of the Bank's Participation, plus interest and other fees or charges due the Bank thereon, upon demand by the Bank.

             (b) All payments of principal and interest due under this Agreement shall be made by wire transfer of immediately available funds by the Company to the Bank no later than 12 p.m. on the dates when due. No later than the preceding Business Day, the Company shall notify the Bank of the anticipated amount or each remittance, together with sufficient text to identify the Loan Participation Certificate and Agreement to which such remittance relates, and the amount being remitted as interest, fees or principal, as the case may be.

        4. Loan Servicing. Until such time as the Bank has fully recovered the amount invested in this Participation plus interest on the amount of this Participation, the Company shall service and manage the Notes and Loan Documents in accordance with its usual practices with respect to loans of that type and shall exercise the same degree of care and shall adhere to the same standards of conduct as would be the case if there were no participation in such Loan, without cost or charge to the Bank. The Company shall provide to the Bank a copy of all paid real estate tax bills and all certificates of fire and hazard insurance provided by the Borrowers to the Company. The Company shall pay all expenses incurred in performance by the Company of its servicing obligations hereunder, including expenses incurred in administering, collecting, enforcing or protecting the Notes and Loan Documents. The Company shall not be liable to the Bank for any action of, or failure to act or mistake on the part of any of the Company's agents, officers, employees or attorneys with respect to any transaction relating to the Loan, provided the Company has acted in good faith and has not been guilty of any willful misconduct.

        5. Covenants. Except as provided in Section 9 hereof, neither the Company not the Bank shall, without the prior written consent of the other
   Participant:

             (a) Amend the Note or any of the Loan Documents if the effect of any such amendment is to extend the term of any Note, change the amount, frequency or time for any payment due under the Note or change the interest rate or other fees or charges due or payable under the Note or any of the Loan Documents;

             (b) Consent to any waiver of default or forbearance in connection with any Note or Loan document; and

             (c) Release or waive any security or any claim against the Borrower or any guarantor or surety of the Borrower's obligations under the Note and the Loan Documents.

        6. Financial Information. The Company shall furnish to the Document Custodian copies of all annual financial statements of each Borrower. The Company will furnish to the Bank, upon request, copies of interim financial statements of any Borrower, appraisals, title reports, environmental reports or any other information relating to a Borrower and a Borrower's Loan. The Company shall not be responsible for the accuracy of any information given to the Company by the Borrowers. The Company shall promptly notify the Bank of any material inaccuracy or omission in information of which the Company has knowledge, provided, however, that the Company has no duty to investigate the accuracy of the information.

        7. Indemnification. The Company agrees to indemnify and hold the Bank harmless from any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs that the Bank may sustain as a result of the Company's obligations under the Note and other Loan Documents, or this Agreement.

        8. Borrower Default and Remedies. Upon a default in the payment of any funds due on any Note, or in the performance of any term in any of the Loan Documents, the Company shall promptly notify the Bank of the default. In the event any default as described above is left uncured for a period of ninety (90) days, the Company shall accelerate the maturity of the entire indebtedness of such Note and commence foreclosure or other appropriate proceedings to collect the Note and to enforce its rights against any collateral securing the Note.

        9. Lender Default and Remedies. In the event that Company shall become the subject of liquidation, reorganization, receivership or similar proceedings or a Default occurs, the Bank will have the right to administer and service, or to collect and enforce, as the case may be, the Note and the Loan Documents in its own name and for its own account and in so doing, may, without limitation, notice or consent (notice and consent being hereby waived by the Company) (a) amend the Note or any of the Loan Documents; (b) change the nature or time of payment of the obligations referred to therein; (c) consent to any waiver, modification, forbearance or revision of the Note or any of the Loan Documents; and (d) release or waive any security or any claim against the Borrower or any guarantor or surety of the Borrower's obligations under the Note and the Loan Documents.

      10.  General.

             (a) This Agreement may only be changed, waived, discharged or terminated by written agreement signed by the Company and the Bank. The Company may not repurchase the unpaid principal balance of the Bank's Participation without the Bank's consent.

             (b) Neither the execution of this Agreement nor the purchase of the Participation by the Bank is intended to be, nor shall it be, construed to be, the formation of a partnership or joint venture between the Company and the Bank.

             (c) The delivery of the Note and the Loan Documents to the Document Custodian shall constitute a sale and assignment of a Participation in the Note and the Loan Documents to the extent of the amounts stated herein. No payment by the Bank to the Company on account of any such Participation shall evidence a loan by the Bank to the Company.

             (d) The Agreement embodies the entire agreement and understanding between the Company and the Bank and supersedes all prior agreements and understandings between the Company and the Bank relating to the subject matter thereof.

             (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             (f) All of the terms, covenants and conditions herein contained inure to the benefit of and are binding upon the Participants, their successors and assigns.

             (g) This Agreement is governed by the laws of the State of Wisconsin.

             (h) The Company acknowledges that it is acting as and will fulfill its duties and obligations hereunder as a fiduciary to the Bank.

             (i) None of the terms, covenants, conditions, agreements or provisions contained in this Agreement confer any rights upon, or are enforceable by the Borrower, or its successors, legal representatives or assigns.

   Dated as of the date first above written.

                                 BANDO MCGLOCKLIN SMALL BUSINESS
                                 LENDING CORPORATION



                                 By: /s/ George R. Schonath
                                      George R. Schonath
                                      Chairman of the Board and
                                      Chief Executive Officer

                                 SECURITY BANK SSB



                                 By: /s/ Douglas S. Gordon
                                      Douglas S. Gordon
                                      Executive Vice President


BMSBLC/SECURITY PARTICIPATION                                  Original       Current      Participation     BMSBLC
                                                   Date of       Loan         Balance      Loan Balance   Loan Balance
Small Business Concern                               Note       Balance       05/01/97       05/01/97       05/01/97

Acme Machell                                       12/20/95       862,786      827,233.26     703,148.27     124,084.99
Carriage House of Brookfield (Bachman)             04/30/93       800,000      756,457.09     642,988.53     113,468.56
Columbia Grinding, Inc./LUSSIER                    01/23/95       675,000      629,894.35     535,410.20      94,484.15
Dash Medical (Market Investment)                   09/23/91       560,000      400,829.24     340,704.85      60,124.39
Dawes Transport (JD Invest)                        03/31/92       858,000      629,450.90     535,033.27      94,417.64
Flexcraft, Inc.                                    11/17/88     1,230,000      800,021.61     680,018.37     120,003.24
Getzen Company                                     04/15/97       278,000      257,361.88     218,757.60      38,604.28
Ghidorzi/ C A Company                              02/15/94     1,773,000    1,256,318.11   1,067,870.39     188,447.72
Hydro Thermal/Zaiser                               03/23/90       800,000      635,793.59     540,424.55      95,369.04
Jansen Group Co Inc                                07/01/96       640,000      630,442.53     535,876.15      94,566.38
Lakeland Supply (Lawrence Schmidt)                 04/13/94       432,500      402,766.01     342,351.11      60,414.90
Lang Companies        9012/00004                   06/23/94     1,760,000    1,602,972.22   1,160,632.67     442,339.55
Lang Companies - BMREIC 606 Genese                 04/28/94       180,000      176,241.43     149,805.22      26,436.21
Lang Companies - BMREIC 711 Wells                  03/07/94       409,000      396,822.72     337,299.31      59,523.41
Lang Companies - BMREIC 803 Genesee                04/12/94       800,000      764,993.53     650,244.50     114,749.03
LA-Z Boy /F  AND E, Inc. (Grainer, Frank)          03/03/93     1,350,000    1,112,114.73     945,297.52     166,817.21
Mainline Industrial Distr. Inc.                    09/09/88       900,000      403,790.57     343,221.98      60,568.59
Manutronics, Inc. (Roger Mayer)                    07/09/93     1,538,000    1,457,222.53   1,238,639.15     218,583.38
Manutronics, Inc. (Roger Mayer)                    06/27/94       675,000      621,217.79     528,035.12      93,182.67
MEE Enterprises, Inc.                              06/30/92       742,500      226,884.09     192,851.48      34,032.61
Meyer Retaining Ring Co., Inc.                     01/12/96       488,000      483,019.17     410,566.29      72,452.88
National Technologies, Inc.                        08/03/95     1,770,000    1,703,992.99   1,400,000.00     303,992.99
Oconomowoc Mfg Company                             03/19/92       454,400       38,052.55      32,344.67       5,707.88
Ortho-Kinetics, Inc.                               03/30/95     1,319,143    1,263,101.59   1,073,636.35     189,465.24
Professional Systems (Pearson)                     12/07/93       400,000      233,830.59     198,756.00      35,074.59
Python Products - BMREIC                           01/19/94       457,000      344,883.41     293,150.90      51,732.51
Quality Stamping & Tube                            02/16/96     1,351,000    1,299,941.68   1,104,950.43     194,991.25
Reich Tool & Design Inc.                           05/13/96       425,000      420,633.95     357,538.86      63,095.09
Rock Transfer & Storage, Inc.                      03/31/92     1,300,000      557,810.43     474,138.87      83,671.56
Sharp Packaging (Hawk III)                         10/29/93     1,260,000      858,103.18     729,387.70     128,715.48
Sports Specialists/Ducrest                         01/13/94       450,000      378,515.42     321,738.11      56,777.31
Supa Machine (Ackerman)                            10/30/92       935,000      722,893.57     614,459.53     108,434.04
Valvax Corp. (TDJ Assoc)                           08/08/91       267,000      172,826.42     146,902.46      25,923.96
Visual Impressions (V Productions)                 05/29/96     1,084,000      832,001.50     640,000.00     192,001.50
Williams Steel (WSS Acquisition)                   03/05/96     1,350,000    1,295,907.12   1,101,521.05     194,386.07
Zuelzke Tool & Engineering, Inc.                   06/26/92     1,900,000    1,439,453.44   1,223,535.42     215,918.02
                                                                            -------------  -------------   ------------
                                                                            26,033,795.19  21,811,236.88   4,222,558.31
                                                                            =============  =============   ============



BMSBLC/SECURITY PARTICIPATION                        EXHIBIT A
                                           Market     BMSBLC  SECURITY Maturity Date                   PRIME+
Small Business Concern                      Value       LTV      LTV         Mo      Day    YR          Rate

Acme Machell                              $1,459,000     56.7%    48.2%       1        1        6   Fixed   8.2% -1/1/1
Carriage House of Brookfield (Bachman)    $1,100,000     68.8%    58.5%       5       31        0                 1.25%
Columbia Grinding, Inc./LUSSIER             $810,000     77.8%    66.1%      12        1        1                 0.25%
Dash Medical (Market Investment)            $765,000     52.4%    44.5%      11        1       98                 1.00%
Dawes Transport (JD Invest)               $1,000,000     62.9%    53.5%       2        1        0                 1.00%
Flexcraft, Inc.                           $1,431,000     55.9%    47.5%       7        1       98                 1.50%
Getzen Company                            $1,000,000     25.7%    21.9%       7        1        0                 0.25%
Ghidorzi/ C A Company                     $3,127,400     40.2%    34.1%       4        1        1    Fixed 8.25% (04/01)
Hydro Thermal/Zaiser                        $875,000     72.7%    61.8%       4        1        0                 0.00%
Jansen Group Co Inc                         $800,000     78.8%    67.0%       8        1        6                 0.00%
Lakeland Supply (Lawrence Schmidt)        $1,060,000     38.0%    32.3%       5        1        4                 1.00%
Lang Companies        9012/00004          $1,800,000     89.1%    64.5%       7        1        0                 1.00%
Lang Companies - BMREIC 606 Genese          $225,000     78.3%    66.6%       6        1       99                 1.00%
Lang Companies - BMREIC 711 Wells           $509,000     78.0%    66.3%       4        1       99                 1.00%
Lang Companies - BMREIC 803 Genesee         $900,000     85.0%    72.2%       5        1       99                 1.00%
LA-Z Boy /F  AND E, Inc. (Grainer, Frank  $2,050,000     54.2%    46.1%       4        1       98                 1.00%
Mainline Industrial Distr. Inc.           $1,050,000     38.5%    32.7%       5        1       99        Fixed 8%(5/99)
Manutronics, Inc. (Roger Mayer)           $2,725,000     53.5%    45.5%       8        1       98                 0.00%
Manutronics, Inc. (Roger Mayer)           $2,725,000     22.8%    19.4%       8        1       99                 0.00%
MEE Enterprises, Inc.                     $1,500,000     15.1%    12.9%       7        1       97                 1.00%
Meyer Retaining Ring Co., Inc.              $675,000     71.6%    60.8%       1        1        1           Fixed 8.20%
National Technologies, Inc.               $2,350,000     72.5%    59.6%       1        1        1                 1.00%
Oconomowoc Mfg Company                      $655,000      5.8%     4.9%       4        1       99                 1.50%
Ortho-Kinetics, Inc.                      $2,800,000     45.1%    38.3%       3        1        0                 0.25%
Professional Systems (Pearson)              $800,000     29.2%    24.8%       1        1        4                 0.00%
Python Products - BMREIC                    $515,000     67.0%    56.9%       7        1       99                 1.00%
Quality Stamping & Tube                   $2,100,000     61.9%    52.6%       3        1        1      Fixed 8.25 (3/1)
Reich Tool & Design Inc.                    $600,000     70.1%    59.6%       6        1        6   Fixed 8.25%(-05/99)
Rock Transfer & Storage, Inc.             $1,825,000     30.6%    26.0%       5        1       99                 1.00%
Sharp Packaging (Hawk III)                $1,350,000     63.6%    54.0%      12        1        0 Fixed  8.5%(12/01/97)
Sports Specialists/Ducrest                  $485,000     78.0%    66.3%       2        1        4    Fixed 7.9%(- 2/99)
Supa Machine (Ackerman)                   $1,150,000     62.9%    53.4%       6        1       98                 1.00%
Valvax Corp. (TDJ Assoc)                    $325,000     53.2%    45.2%       2        1       99                 1.25%
Visual Impressions (V Productions)        $1,200,000     69.3%    53.3%       1        1        7                 0.25%
Williams Steel (WSS Acquisition)          $1,675,000     77.4%    65.8%       4        1        3 Fixed  8.00%(04/1/99)
Zuelzke Tool & Engineering, Inc.          $2,400,000     60.0%    51.0%       8        1       97      Fixed 8.5%(8/97)
                                          ----------     ----     ----
                                         $47,816,400     54.4%    45.6%
                                          ==========     ====     ====